Coopers
& Lybrand


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (No. 333-10721) of our report dated October 30, 1996 on our audit of the financial statements of Brunswick Technologies, Inc. as of September 30, 1996 and December 31, 1995 and the nine months ended September 30, 1996 and the year ended December 31, 1995. We also consent to the reference of our firm under the caption "Experts".


                                                  /s/  Coopers & Lybrand L.L.P.
                                                  -----------------------------
                                                       Coopers & Lybrand L.L.P.

Portland, Maine
February  3, 1997